UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2009

Date of Report (Date of earliest event reported)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue Suite 1000 Irvine, California	92612-1023
(Address of principal executive offices)	(Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2009, the Company issued a press release titled “Epicor Software Board of Directors Appoints Chairman George Klaus as CEO and President,” which contained information regarding the Company’s expected preliminary ranges for non-GAAP revenue and non-GAAP earnings per share for its fiscal quarter ended December 31, 2008. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses this non-GAAP measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and,

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

The non-GAAP revenue and non-GAAP earnings per share ranges for its fiscal quarter ended December 31, 2008 disclosed by the Company is defined to include deferred revenues from NSB that are expected to be adjusted to fair value as required by purchase accounting in accordance with GAAP reporting, and to exclude amortization of intangible assets, stock-based compensation expense, and restructuring and other non-recurring expenses. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Management also believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation. Finally, management believes it is appropriate to exclude costs associated with restructuring and other charges, which included costs associated with the integration of NSB into Epicor, because these costs are not related to the Company’s ongoing business operations and it allows for more accurate comparisons of our operating results to our peer companies.

These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of L. George Klaus as President and Chief Executive Officer

On January 19, 2009, L. George Klaus, 67, currently Chairman of the Board of Directors of Epicor Software Corporation (“Epicor” or the “Company”), was appointed the President and Chief Executive Officer of Epicor by the Company’s Board of Directors. There are no arrangements or understandings between Mr. Klaus and any other persons pursuant to which Mr. Klaus was selected as the President and Chief Executive Officer or as a continuing director. Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Klaus, or members of his immediately family, had or will have a direct or indirect material interest, other than (i) the compensation he received as the Company’s former CEO and President through February 19, 2008 and subsequently as Executive Chairman of the Board of Directors and (ii) the compensation received by Mr. Klaus’s spouse in connection with her employment as an officer of the Company. As previously disclosed by the Company, following a thorough review of the relationship by the Board of Directors, the Board determined that so long as Mr. Klaus and his wife remain employed by the Company, all employment and compensation matters relating to her will be reviewed and approved by the Chair of the Audit Committee or the entire Audit Committee of the Board. Mr. Klaus’s wife is currently compensated at a level that the Company believes is comparable to other employees in similar positions of responsibility at the Company.

In connection with his appointment as President and Chief Executive Officer, Mr. Klaus and the Company are currently negotiating the terms and conditions of a management retention agreement covering the terms of Mr. Klaus’ employment with the Company (the “Employment Agreement”). The Employment Agreement has not yet been finalized or executed by the parties. Upon execution of the Employment Agreement, the Company intends to file an amendment to this Current Report on Form 8-K describing the material terms of such Employment Agreement and a copy of the Employment Agreement will be filed as an exhibit thereto.

Mr. Klaus has been a director of the Company since February 1996, and has been Chairman of the Board since September 1996. Mr. Klaus served as Executive Chairman of the Company from February 19, 2008 through January 15, 2009. Mr. Klaus served as Chief Executive Officer of the Company from February 1996 through February 19, 2008. Mr. Klaus also served as President of the Company from February 1996 through November 1999 and from June 2001 to July 2005. Mr. Klaus is also a member of the Information and Computer Science CEO Advisory Board for the University of California, Irvine. Mr. Klaus received his Bachelor of Science in Mathematics from California State University, Northridge in 1963, and in 1964 studied at the graduate level in business and math.

Departure of Thomas F. Kelly as Director, Chief Executive Officer, President and Interim Chief Financial Officer

Thomas F. Kelly, the Company’s current Chief Executive Officer, President and Interim Chief Financial Officer, has resigned from each of these positions, as well as his position as a director on the Company’s Board of Directors, effective January 19, 2009. Mr. Kelly and the Company are parties to a Management Retention Agreement dated February 19, 2008 (the “Kelly Management Retention Agreement”).

The Kelly Management Retention Agreement is described under Item 5.02 of the Company’s Form 8-K filed February 22, 2008.

Attached to this Current Report, as Exhibit 99.1, is a copy of the press release for Epicor Software Corporation dated January 20, 2009 titled “Epicor Software Board of Directors Appoints Chairman George Klaus as CEO and President,” which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: January 23, 2009	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 20, 2009